Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-237917) on Form S-8 of our report dated November 15, 2021, with respect to the consolidated financial statements of China Index Holdings Limited.

/s/ KPMG Huazhen LLP

Beijing, China
November 15, 2021